Exhibit 10.1

TRINITY PLACE HOLDINGS INC.

2015 STOCK INCENTIVE PLAN

(as amended, effective April 27, 2023)

Article I

General

1.1                Purpose

The Trinity Place Holdings Inc. 2015 Stock Incentive Plan (the “Plan”) is designed to provide certain key persons, on whose initiative and efforts the successful conduct of the business of Trinity Place Holdings Inc., a Delaware corporation (the “Company”) depends, and who are responsible for the management, growth and protection of the business of the Company, with incentives to: (a) enter into and remain in the service of the Company or a Company subsidiary, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company (whether directly or indirectly through enhancing the long-term performance of a Company subsidiary).

1.2                Administration

(a)                 Administration by Committee; Constitution of Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other committee or subcommittee as the Board may designate or as shall be formed by the abstention or recusal of a non-Qualified Member (as defined below) of such committee (the “Committee”). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. While it is intended that at all times that the Committee acts in connection with the Plan, the Committee shall consist solely of two or more Qualified Members, the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan. A “Qualified Member” is an individual who is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The term “Committee” as used herein shall refer to the Board to the extent that the Board is acting in place of the Committee.

(b)                Committee’s Authority. The Committee shall have the authority to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any Grant Certificates executed pursuant to Section 2.1, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) amend the Plan to reflect changes in applicable law.

(c)                 Committee Action; Delegation. Actions of the Committee shall be taken by the vote of a majority of its members. To the extent permitted by applicable law, any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Notwithstanding the foregoing or any other provision of the Plan, to the fullest extent permitted by Section 157 of the Delaware General Corporation Law (or any successor provision thereto), the Committee may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive awards pursuant to the terms of the Plan, who will receive rights or options under the Plan and the size of each such grant, provided that the Committee shall itself grant awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of section 16 of the 1934 Act.

(d)                Determinations Final. The determination of the Committee on all matters relating to the Plan or any Grant Certificate shall be final, binding and conclusive.

(e)                 Limit on Committee Members’ Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

1.3                Persons Eligible for Awards

The persons eligible to receive awards under the Plan are those officers, directors (whether or not they are employed by the Company), and executive, managerial, professional or administrative employees of, and consultants to, the Company and its subsidiaries (collectively, “key persons”) as the Committee in its sole discretion shall select, in each case to the extent permitted under Form S-8 under the 1934 Act. No incentive stock option may be granted to a person who is not an employee of the Company or a Company subsidiary (within the meaning of Section 424 of the Code) on the date of grant.

1.4                Types of Awards Under Plan

Awards may be made under the Plan in the form of (a) incentive stock options, (b) non-qualified stock options (c) stock appreciation rights, (d) restricted stock, (e) restricted stock units and (f) unrestricted stock, all as more fully set forth in Article II. The term “award” means any of the foregoing.

1.5                Shares Available for Awards

(a)                 Aggregate Number of Shares.  Subject to Section 1.5(d), awards under the plan may be granted with respect to an aggregate of 5,300,000 shares of common stock of the Company (“Common Stock”).  Shares issued pursuant to the Plan may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company’s treasury or Common Stock acquired by the Company for the purposes of the Plan. Incentive stock options only may be granted with respect to 4,500,000 shares of Common Stock. For purposes of the foregoing, the full number of shares subject to a stock appreciation right shall be applied to the aggregate number of shares authorized.

(b)                Certificate Legends. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares, and if such shares are in book entry form, that they be subject to electronic coding or stop order reflecting the applicable restrictions.

(c)                 Certain Shares to Become Available Again. The following shares of Common Stock shall again become available for awards under the Plan: any shares that are subject to an award under the Plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever; any shares of restricted stock forfeited pursuant to Section 2.6(e), provided that any dividends paid on such shares are also forfeited pursuant to such Section 2.6(e); and any shares in respect of which a stock appreciation right or restricted stock unit award is settled for cash. Except as set forth above, shares subject to an award under the Plan shall not again become available for grant under the Plan.

(d)                Adjustment Upon Changes in Common Stock. Upon certain changes in Common Stock, the number of shares of Common Stock available for issuance under the Plan pursuant to Section 1.5(a) shall be adjusted pursuant to Section 3.6(a).

1.6                Definitions of Certain Terms

(a)                 The term “cause” in connection with a termination of employment or other service for cause shall mean:

(i)            with respect to a member of the Board, cause shall consist of any acts or omissions that would constitute “cause” under the by-laws of the Company, as they may be amended from time to time;

(ii)           with respect to an employee or consultant, to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company or a Company subsidiary, which agreement contains a definition of “cause,” cause shall consist of those acts or omissions that would constitute “cause” under such agreement; and otherwise,

(iii)         any one or more of the following:

(A)               any failure by the grantee substantially to perform the grantee’s employment or other duties;

(B)               any excessive unauthorized absenteeism by the grantee;

(C)               any refusal by the grantee to obey the lawful orders of the Board or any other person or committee to whom the grantee reports;

(D)               any act or omission by the grantee that is or may be injurious to the Company, monetarily or otherwise;

(E)                any act by the grantee that is inconsistent with the best interests of the Company;

(F)                the grantee’s material violation of any of the Company’s policies, including, without limitation, those policies relating to discrimination or sexual harassment;

(G)               the grantee’s unauthorized (a) removal from the premises of the Company or an affiliate of any document (in any medium or form) relating to the Company or an affiliate or the customers or clients of the Company or an affiliate or (b) disclosure to any person or entity of any of the Company’s, or its affiliates’, confidential or proprietary information;

(H)               the grantee’s commission of any felony, or any other crime involving moral turpitude; and

(I)                 the grantee’s commission of any act involving dishonesty or fraud.

Any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights the Company may have under any other agreement with a grantee or at law or in equity. Any determination of whether a grantee’s employment is (or is deemed to have been) terminated for cause shall be made by the Committee in its sole discretion. If, subsequent to a grantee’s voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the grantee’s employment could have been terminated for cause, the Committee may deem such grantee’s employment to have been terminated for cause. A grantee’s termination of employment for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.

(b)                The term “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)                 The term “director” shall mean a member of the Board and a member of the board of directors of any subsidiary of the Company and a member of the governing body of any subsidiary of the Company that is a partnership, limited liability company or other form of entity.

(d)                The term “employment” and “employed” shall be deemed to mean an employee’s employment with, or a consultant’s provision of services to, the Company or any Company subsidiary and each director’s service as a director.

(e)                 The “Fair Market Value” of a share of Common Stock on any day shall be the closing price on any stock exchange on which Common Stock is listed, as reported for such day in The Wall Street Journal or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable day. Notwithstanding the foregoing, if deemed necessary or appropriate by the Committee, the Fair Market Value of a share of Common Stock on any day shall be determined by the Committee. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

(f)                  The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Grant Certificate. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a “non-qualified stock option.”

(g)                The term “subsidiary” or “subsidiaries” shall mean any corporation, partnership, limited liability company or other entity of which more than 50% of the economic interest in such entity is owned directly or indirectly by the Company or another subsidiary.

(h)                The terms “termination of employment,” “terminated employment” and related terms or usages shall mean (i) the grantee ceasing to be employed by, or to provide consulting services for, the Company or any Company subsidiary, or any corporation (or any of its subsidiaries) which assumes the grantee’s award in a transaction to which section 424(a) of the Code applies; (ii) the grantee ceasing to be a director; or (iii) in the case of a grantee who is, at the time of reference, both an employee or consultant and a director, the later of the events set forth in subparagraphs (i) and (ii) above. For purposes of clauses (i) and (ii) above, a grantee who continues his employment, consulting relationship or service as a director with a Company subsidiary subsequent to its sale by the Company, shall have a termination of employment upon the date of such sale. The Committee may in its sole discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan. A person whose status changes from consultant, employee, or director to any other of such positions without interruption shall not be considered to have had a termination of employment by reason of such change.

Article II

Awards Under The Plan

2.1                Certificates Evidencing Awards

Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written certificate (“Grant Certificate”) which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Grant Certificate.

2.2                Grant of Stock Options and Stock Appreciation Rights

(a)                 Stock Option Grants. The Committee may grant incentive stock options and non-qualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such key persons, in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Options granted under the Plan shall not be incentive stock options within the meaning of Section 422 of the Code.

(b)                Stock Appreciation Right Grants; Types of Stock Appreciation Rights. The Committee may grant stock appreciation rights to such key persons, in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with an option may be granted at or after the time of grant of such option.

(c)                 Nature of Stock Appreciation Rights. The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Grant Certificate, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over an amount determined by the Committee at the time of grant, which may not be less than the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise) or both, as the Committee shall determine in its sole discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

(d)                Option Exercise Price. Each Grant Certificate with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the applicable option. The option exercise price shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided, further, that the option exercise price per share shall be not less than the par value of a share of Common Stock.

(e)                 Exercise Period.

(i)          The Committee shall determine the periods during which an option or stock appreciation right shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its sole discretion; provided, however, that no stock option (or a stock appreciation right granted in connection with a stock option) shall be exercisable more than 10 years after the date of grant. The Committee may provide that a stock option or stock appreciation right will be automatically exercised on specific dates or upon the occurrence of a specified event.

(ii)         Unless the applicable Grant Certificate provides otherwise, the following terms shall apply:

(A)               An option or stock appreciation right shall become exercisable with respect to a number of shares as close as possible to 25% of the shares subject to such option or stock appreciation right on each of the first four anniversaries of the date of grant.  A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

(B)               The option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable.

(C)               The option or stock appreciation right shall remain exercisable until the earlier of (i) the tenth anniversary of the date of grant or (ii) the expiration, cancellation or termination of the award, as set forth in Section 2.4 or otherwise.

(f)                  Incentive Stock Option Limitation: Exercisability. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which an incentive stock option is first exercisable by any employee during any calendar year shall exceed $100,000, or such other amount as may be specified from time to time under section 422 of the Code, such option shall be treated as a non-qualified stock option.

(g)                Incentive Stock Option Limitation: 10% Owners. Notwithstanding the provisions of paragraphs (d) and (e) of this Section 2.2, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

(h)                Reload Options. The Administrator shall not include in any Grant Certificate with respect to an option (the “original option”) a provision that an additional option (a “reload option”) be granted to any grantee who delivers shares of Common Stock in partial or full payment of the exercise price of the original option.

2.3                Exercise of Options and Stock Appreciation Rights

Subject to the other provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a)                 Notice of Exercise. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “exchange agent”), on such form and in such manner as the Committee shall in its sole discretion prescribe.

(b)                Payment of Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made by one or more of the following methods: (i) certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent); (ii) with the consent of the Committee, delivery of shares of Common Stock having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price; or (iii) at the sole discretion of the Committee and to the extent permitted by law and consistent with the terms of the Plan, such other provision as the Committee may from time to time prescribe.

(c)                 Delivery of Shares Upon Exercise. Promptly after receiving payment of the full option exercise price or after receiving notice of the exercise of a stock appreciation right with respect to which payment will be made partly or entirely in shares, the Company or its exchange agent shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised or shall establish an account evidencing ownership of such shares in uncertificated form. If the method of payment employed upon option exercise so requires, and if applicable law permits, a grantee may direct the Company or its exchange agent, as the case may be, to deliver the stock certificate(s) to the grantee’s stockbroker.

(d)                No Shareholder Rights. No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares or the establishment of an account to record such stock ownership in uncertificated form. Except as otherwise provided in Section 3.6, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued or such account is established.

2.4                Termination of Employment; Death Subsequent to a Termination of Employment

Except to the extent otherwise provided by the Committee in a Grant Certificate or otherwise, the following rules shall apply to options and stock appreciation rights in the event of the grantee’s termination of employment.

(a)                 General Rule.  Except to the extent otherwise provided in this Section 2.4, a grantee whose employment terminates may exercise any outstanding option or stock appreciation right (i) only to the extent that the award was exercisable on (or became exercisable in connection with) the effective date of the termination of employment and (ii) only during the three-month period following the termination of employment, but in no event after the original expiration date of the award.  The option or stock appreciation right, to the extent not exercisable on the effective date of the termination of employment or not exercised during the three-month period following the termination of employment, shall terminate.

(b)                Termination for Cause. If a grantee’s employment is terminated for cause, all options and stock appreciation rights not theretofore exercised shall terminate as of the commencement of business on the effective date of the grantee’s termination of employment.

(c)                 Disability.  A grantee whose employment terminates by reason of a disability (as defined below), may exercise any outstanding option or stock appreciation right (i) only to the extent that the award was exercisable on (or became exercisable in connection with) the effective date of the termination of employment; and (ii) only during the period ending on the earlier of (A) the first anniversary of the grantee’s termination of employment and (B) the original expiration date of the award.  The option or stock appreciation right, to the extent not exercisable on the effective date of the termination of employment or not exercised during the one-year period following the termination of employment, shall terminate. For this purpose “disability” shall mean: (x) except in connection with an incentive stock option, any physical or mental condition that would qualify a grantee for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such plan, a physical or mental condition that prevents the grantee from performing the essential functions of the grantee’s position (with or without reasonable accommodation) for a period of six consecutive months and (y) in connection with an incentive stock option, a disability described in section 422(c)(6) of the Code. The existence of a disability shall be determined by the Committee in its sole discretion.

(d)                Death.

(i)           Termination of Employment as a Result of Grantee’s Death. If a grantee dies while employed, then any outstanding option or stock appreciation right may be exercised (i) only to the extent that the award was exercisable on (or became exercisable in connection with) the grantee’s death; and (ii) only during the period ending on the earlier of (A) the first anniversary of the grantee’s death and (B) the original expiration date of the award. The option or stock appreciation right, to the extent not exercisable on the date of death or not exercised during the one-year period following death, shall terminate.

(ii)          Death Subsequent to a Termination of Employment. If a grantee dies subsequent to terminating employment but prior to the expiration of a stock option or a stock appreciation right (as provided by paragraphs (a) or (c) above), the award shall remain exercisable until the earlier to occur of (A) the first anniversary of the grantee’s death or (B) the original expiration date of the award. The option or stock appreciation right, to the extent not exercised during the one-year period following death, shall terminate.

(iii)         Restrictions on Exercise Following Death. Any such exercise of an award following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Grant Certificate which would have applied to the grantee including, without limitation, the provisions of Sections 3.2 hereof.

(e)                 Special Rules for Incentive Stock Options. An option may not be treated as an incentive stock option to the extent that it remains exercisable for more than three months following a grantee’s termination of employment for any reason other than death or disability (including death within three months after a termination of employment or within the one year after a termination due to disability), or for more than one year following a grantee’s termination of employment as the result of disability.

2.5                Transferability of Options and Stock Appreciation Rights

Except as otherwise provided in an applicable Grant Certificate evidencing an option (other than an incentive stock option, to the extent inconsistent with section 422 of the Code) or stock appreciation right, during the lifetime of a grantee each option or stock appreciation right granted to a grantee shall be exercisable only by the grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee, in any applicable Grant Certificate evidencing an option or a stock appreciation right, may permit a grantee to transfer all or some of the options or stock appreciation rights, as applicable, to (A) the grantee’s spouse, children or grandchildren (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) other parties approved by the Committee in its sole discretion. Following any such transfer, any transferred options and stock appreciation rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

2.6                Grant of Restricted Stock

(a)                 Restricted Stock Grants. The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of restricted stock shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a Grant Certificate in such form as the Committee shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent as required by the Committee and in accordance with the Delaware General Corporation Law.

(b)                Issuance of Shares. Promptly after a grantee accepts a restricted stock award, the Company or its exchange agent shall issue to the grantee a stock certificate or certificates for the shares of Common Stock covered by the award or shall establish an account evidencing ownership of the stock in uncertificated form. Upon the issuance of such stock certificate(s) or establishment of such account, the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to: (i) the further provisions of this Section 2.6 and (ii) any other restrictions and conditions contained in the applicable Grant Certificate.

(c)                 Custody of Stock Certificate(s). Unless the Committee shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company or another custodian designated by the Company until such shares are free of any restrictions specified in the applicable Grant Certificate. The Committee may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability, and if such shares are in book entry form, that they be subject to electronic coding or stop order reflecting the applicable restrictions.

(d)                Nontransferability/Vesting. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable restricted stock agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to a period of continued employment with the Company, the achievement of performance goals or other conditions or a combination of such conditions) on which the shares of restricted stock vest, at on which date or dates the nontransferability of the restricted stock shall lapse.

(e)                 Consequence of Termination of Employment.  Except as may be otherwise provided by the Committee in a Grant Certificate or otherwise, a grantee’s termination of employment for any reason shall cause the immediate forfeiture of all shares of restricted stock that did not vest prior to, and do not vest on account of, such termination of employment.  All dividends paid on such shares also shall be forfeited, whether by termination of any arrangement under which such dividends are held, by the grantee’s repayment of dividends he received directly, or otherwise, unless the Board or the Committee determines otherwise.

2.7                Grant of Restricted Stock Units

(a)                 Restricted Stock Unit Grants. The Committee may grant restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan. A grantee of a restricted stock unit shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a Grant Certificate in such form as the Committee shall determine. A grant of a restricted stock unit entitles the grantee to receive a share of Common Stock or, in the sole discretion of the Committee, the value of a share, on a date specified in the Grant Certificate.  If no date is specified, the grantee shall receive such share or value on the date that the restricted stock unit vests.

(b)                Vesting/Nontransferability.  The Committee shall specify at the time of grant the date or dates (which may depend upon or be related to a period of continued employment with the Company, the achievement of performance goals or other conditions or a combination of such conditions) on which the restricted stock units shall vest.  Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the applicable Grant Certificate.

(c)                 Consequence of Termination of Employment. Except as may otherwise be provided by the Committee in a Grant Certificate or otherwise, a grantee’s termination of employment for any reason shall cause the immediate forfeiture of all restricted stock units that did not vest prior to, and do not vest on account of, such termination of employment.

(d)                Shareholder Rights.  The grantee of a restricted stock unit will have the rights of a shareholder only as to shares for which, pursuant to the award, a stock certificate has been issued or an account has been established evidencing ownership of the stock in uncertificated form, and not with respect to any other shares subject to the award.

2.8                Grant of Unrestricted Stock

The Committee may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Plan, to such key persons and in such amounts and subject to such forfeiture provisions as the Committee shall determine in its sole discretion. Shares may be thus granted or sold in respect of past services or other valid consideration.

2.9                Right of Recapture

(a)                 If a grantee has been granted or become vested in an award pursuant to the achievement of performance goals under this Article II, and the Committee subsequently determines that the earlier determination as to the achievement of the performance goals was based on incorrect data and that in fact the performance goals had not been achieved or had been achieved to a lesser extent than originally determined, then (i) any award or portion of an award granted based on such incorrect determination shall be forfeited or returned to the Company, (ii) any option or stock appreciation right that was exercised shall be deemed not exercised and any shares issued upon such exercise shall be returned to the Company and, in the case of an option, the Company shall return the exercise price paid, (iii) any award or portion of an award that became vested based on such incorrect determination shall be deemed to be not vested, and (iv) any amounts paid to the grantee based on such incorrect determination shall be paid by the grantee to the Company upon notice from the Company.

(b)                All awards under the Plan shall be subject to any clawback policies adopted by the Company.

Article III

Miscellaneous

3.1                Amendment of the Plan; Modification of Awards

(a)                 Amendment of the Plan.

(i)            General.  Subject to Section 3.1(a)(ii), the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board that in any way alters or affects the tax treatment of any award or that in the sole discretion of the Board is necessary to prevent the grantee from being subject to tax with respect to an award under section 409A of the Code shall not be considered to materially impair any rights of any grantee.

(ii)          Shareholder Approval Requirement.  Shareholder approval shall be required with respect to any amendment to the Plan to the extent (i) required by applicable law or stock exchange rules or (ii) that the Board determines that shareholder approval is desirable or necessary.

(b)                Modification of Awards.  The Committee may cancel any award under the Plan.  Subject to the limitations in this Section 3.1(b), the Committee also may amend any outstanding award and the applicable Grant Certificate, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Agreement; or (iii) waive or amend the operation of Section 2.4. Any such cancellation or amendment (other than an amendment pursuant to Section 3.6) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

(c)                 Repricing of Awards. Notwithstanding the foregoing and except as may be permitted under Section 3.6 hereof, the Committee may not, without shareholder approval, directly or indirectly reduce the exercise price of an outstanding option or stock appreciation right, including (i) changing the terms of an option or stock appreciation right to reduce the exercise price of such option or stock appreciation right; (ii) cancelling an option or stock appreciation right in exchange for a new option or stock appreciation right with a lower exercise price, (iii) cancelling an option or stock appreciation right in exchange for a different type of award under the Plan that has a value that is greater than the excess of the Fair Market Value of the applicable shares on the date of such payment over the exercise price, (iv) authorizing, in lieu of the exercise or in exchange for the cancellation of an option or stock appreciation right, the payment of cash in an amount that is greater than the excess of the Fair Market Value of the applicable shares on the date of such payment over the exercise price, or (v) taking any other action that is treated as a “repricing” under generally accepted accounting principles, or (v) take any other action that has the same effect as any of the foregoing, unless the cancellation and exchange occurs in connection with an adjustment permitted under Sections 3.6(a)(iv), 3.6(c)(iii) or 3.6(d) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the grantee.

3.2                Consent Requirement

(a)                 No Plan Action without Required Consent. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

(b)                Consent Defined. The term “Consent” as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3                Nonassignability

Except as otherwise provided in the Plan, (a) no award or right granted to any person under the Plan or under any Grant Certificate shall be assignable or transferable other than by will or by the laws of descent and distribution, in accordance with the terms of such awards and to the extent not forfeited upon death; and (b) all rights granted under the Plan or any Grant Certificate shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

3.4                Requirement of Notification of Election Under Section 83(b) of the Code

(a)                 Election Under Section 83(b) of the Code. If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

(b)                Disqualifying Disposition Under Section 421(b) of the Code. The grantee of an incentive stock option shall notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.5                Withholding Taxes

(a)                 Cash Payments. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

(b)                Delivery of Common Stock. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which the Committee shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by surrendering restricted shares or electing to have the Company withhold from delivery shares, in each case having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

3.6                Adjustment Upon Changes in Common Stock

(a)                 Corporate Events.  In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, consolidation, combination or exchange of shares or similar corporate change (collectively referred to as “corporate events”), the Committee shall make the following adjustments, subject to Sections 3.6(b) and (c):

(i)            Shares Available for Grants.  The maximum number of shares of Common Stock with respect to which the Committee may grant awards under Article II hereof, as described in Section 1.5(a), shall be appropriately adjusted by the Committee.  In the event of any change in the number of shares of Common Stock outstanding by reason of any event or transaction other than a corporate event, the Committee may, but need not, adjust the maximum number of shares of Common Stock with respect to which the Committee may grant awards under Article II hereof, as described in Section 1.5(a), with respect to the number and class of shares of Common Stock, in each case as the Committee may deem appropriate.

(ii)           Restricted Stock.  Unless the Committee in its sole discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock as a result of a corporate event will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company or another custodian designated by the Company.

(iii)          Restricted Stock Units.  The Committee shall adjust outstanding grants of restricted stock units to reflect any corporate event as the Committee may deem appropriate to prevent the enlargement or dilution of rights of grantees.

(iv)         Options and Stock Appreciation Rights.  Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock or a change in the class of shares of Common Stock resulting from a corporate event or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number or class of shares of Common Stock subject to each outstanding option and stock appreciation right and the exercise price-per-share of Common Stock of each such option and stock appreciation right.

(b)                Outstanding Options, Stock Appreciation Rights and Restricted Stock Units – Certain Mergers.  Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option, stock appreciation right and restricted stock unit outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option, stock appreciation right or restricted stock unit would have received in such merger or consolidation.

(c)                 Outstanding Options, Stock Appreciation Rights and Restricted Stock Units – Certain Other Transactions.  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion, have the power to:

(i)            cancel, effective immediately prior to the occurrence of such event, each option, stock appreciation right and restricted stock unit outstanding immediately prior to such event (whether or not then vested or exercisable), and, in full consideration of such cancellation, pay to the grantee (A) to whom such option or stock appreciation right was granted an amount (whether in cash or, to the extent holders of Common Stock receive securities in the applicable transaction and the Committee so elects, securities), for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (x) the value, as determined by the Committee in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right and (B) to whom such restricted stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Committee in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event, provided, however, that if such option, stock appreciation right or restricted stock unit was subject to vesting or exercisability based achievement of specified performance goals, the Committee may provide that such payments only shall be made to the extent that the applicable performance goal was achieved, assuming the performance period ended on the date of the applicable event; or

(ii)           (1) provide that each option and stock appreciation right outstanding immediately prior to such event (whether or not otherwise vested and exercisable) (a) may be exercised during a period of not less than 30 days prior to the occurrence of such event and (b) shall expire upon the occurrence of such event, and (2) cancel, effective immediately prior to the occurrence of such event, each restricted stock unit outstanding immediately prior to such event (whether or not then vested), and, in full consideration of such cancellation, pay to the grantee to whom such restricted stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Administrator in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event, provided, however, that if such option, stock appreciation right or restricted stock unit was subject to vesting or exercisability based achievement of specified performance goals, the Committee may provide that such option and stock appreciation right only shall be exercisable and payment only shall be made with respect to such restricted stock unit to the extent that the applicable performance goal was achieved, assuming the performance period ended on the date of the applicable event; or

(iii)          provide, in a manner consistent with Section 409A of the Code, for the exchange of each option, stock appreciation right and restricted stock unit outstanding immediately prior to such event (whether or not then exercisable) (the “original awards”) for an option on, stock appreciation right and restricted stock unit with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such option, stock appreciation right or restricted stock unit would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its sole discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option, stock appreciation right or restricted stock unit, with the other terms of such awards the same as the terms of the applicable original awards, or, if the Committee so determines in its sole discretion, provide for a cash payment to the grantee to whom such option, stock appreciation right or restricted stock unit was granted in partial consideration for the exchange of the option, stock appreciation right or restricted stock unit.

(d)                Outstanding Options, Stock Appreciation Rights and Restricted Stock Units – Other Changes.  In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 3.6(a), (b) or (c) hereof, the Committee may, in its sole discretion and in a manner consistent with Section 409A of the Code, make such adjustments in the number and class of shares or other property subject to options, stock appreciation rights and restricted stock units outstanding on the date on which such change occurs and in the per-share exercise price of each such option and stock appreciation right as the Committee may consider appropriate to prevent dilution or enlargement of rights.  In addition, if and to the extent the Committee, in its sole discretion, determines it is appropriate, the Committee may elect to cancel each or any option, stock appreciation right and restricted stock unit outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such award was granted an amount in cash, (A) for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (i) the Fair Market Value of Common Stock on the date of such cancellation over (ii) the exercise price of such option or stock appreciation right (B) for each share of Common Stock subject to such restricted stock unit equal to the Fair Market Value of Common Stock on the date of such cancellation.

(e)                 No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any option or stock appreciation right.

3.7                Change in Control

(a)                 General. Unless the applicable Grant Certificate provides otherwise or unless otherwise determined by the Committee, in the event of a Change in Control, each award outstanding as of the Change in Control shall be assumed, continued or substituted, effective as of the date of the consummation of the Change in Control, with a new award with an intrinsic value equivalent to that of the original award and on terms equivalent to those contained in the Grant Certificate of such award. Any such assumption, continuation or substitution shall be in the manner set forth in Section 3.6(c)(iii) above. In the event that the acquiror or successor entity in the Change in Control refuses to assume, continue or substitute such awards, such awards shall be treated as set forth in Section 3.6(c)(i) and (ii) above.

(b)                A “Change in Control” shall mean the first to occur of the following events:

(i)           The consummation of a transaction or series of transactions whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the 1934 Act (other than the Company, any of its parents or subsidiaries, an employee benefit plan maintained by the Company or any of its parents or subsidiaries, a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company, or any current stockholders who have filed a Schedule D or Schedule G with the Securities Exchange Commission) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

(ii)         The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:

(A)               Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)), directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

(B)               After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 3.7(b)(ii)(B) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

3.8                Limitations Imposed with respect to Section 162(m)

Notwithstanding any other provision hereunder, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of an award may be limited as a result of section 162(m) of the Code, the Committee may take the following actions:

(i)            With respect to options or stock appreciation rights, the Committee may delay the exercise or payment, as the case may be, in respect of such options or stock appreciation rights until a date that is within 30 days after the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code. In the event that a grantee exercises an option or stock appreciation right at a time when the grantee is a covered employee within the meaning of Section 162(m)(3), and the Committee determines to delay the exercise or payment, as the case may be, in respect of any such award, the Committee shall credit cash or, in the case of an amount payable in Common Stock, the Fair Market Value of the Common Stock, payable to the grantee to a book account. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

(ii)           With respect to restricted stock, unrestricted stock or restricted stock units, the Committee may require the grantee to surrender to the Committee any shares of restricted stock and unrestricted stock (whether by surrender of the applicable stock certificates or cancellation of any account evidencing such stock ownership) and any restricted stock units, by surrendering the applicable Grant Certificates, in order to cancel the awards of such restricted stock, unrestricted stock and restricted stock units. In exchange for such cancellation, the Committee shall credit to a book account a cash amount equal to the Fair Market Value of the shares of Common Stock subject to such awards. The amount credited to the book account shall be paid to the grantee within 30 days after the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

3.9                Right of Discharge Reserved

Nothing in the Plan or in any Grant Certificate shall confer upon any grantee the right to continue his employment or affect any right which the Company may have to terminate such employment or change the terms of such employment.

3.10             Nature of Payments

(a)                 Consideration for Services Performed. Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

(b)                Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.

3.11             Deferred Compensation

The Plan is intended to be exempt form, and to the extent not exempt, to comply with, the requirements of Section 409A of the Code so as not to be subject to tax under Section 409A, and shall be interpreted accordingly.  Notwithstanding anything else herein to the contrary, any payment scheduled to be made to a grantee after the grantee’s termination of employment shall not be made until the date six months after the date of the termination of employment, to the extent necessary to comply with Code Section 409A(a)(B)(i) and applicable Treasury Regulations.  Following any such six-month delay, all such delayed payments will be paid in a single lump sum on the date six months after such termination of employment.

3.12             Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Grant Certificates, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6(f).

3.13             Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.14             Headings

Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

3.15             Effective Date and Term of Plan

(a)                 Adoption. The Plan was adopted by the Board on September 9, 2015, amended and restated on April 23, 2019 and further amended on April 23, 2021, which adoption, amendment and restatement and further amendment were approved by the shareholders of the Company. The Plan was subsequently amended on April 27, 2023 (the “April 2023 Amendment”), subject to approval by the shareholders of the Company. If such approval is not obtained prior to the first anniversary of the adoption of the April 2023 Amendment, such amendment shall be null and void.

(b)                Termination of Plan. Unless sooner terminated by the Board, the Plan shall terminate (i) on September 9, 2025, the tenth anniversary of the adoption of the Plan by the Board, with respect to the initial 800,000 shares authorized under the Plan, (ii) on April 23, 2029, with respect to the additional 1,000,000 shares authorized pursuant to the amendment and restatement of the Plan, (iii) on April 23, 2031, with respect to the additional 1,500,000 shares authorized pursuant to the subsequent amendment of the Plan and (iv) on the tenth anniversary of the date the April 2023 Amendment was adopted by the Board, with respect to the additional 2,000,000 shares authorized pursuant to the April 2023 Amendment. No awards shall be made under the Plan after any such date with respect to the applicable shares. All awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Grant Certificates.

3.16             Restriction on Issuance of Stock Pursuant to Awards

The Company shall not permit any shares of Common Stock to be issued pursuant to awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable under applicable law.

3.17             Governing Law

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.